UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2009

BIO-key International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13463 (Commission File Number)	41-1741861 (I.R.S. Employer Identification No.)

3349 Highway 138, Building D, Suite B

Wall, NJ 07719

(Address of principal executive offices)

(732) 359-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           In preparation for the Company’s impending sale of its Law Enforcement Division and to incentivize employees, officers and directors of the remaining organization, on November 2, 2009, the Board of Directors of BIO-key International, Inc. (the “Company”) authorized the Company to (i) cancel all outstanding options to acquire shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), held by officers, directors and employees of the Company and having an exercise price greater than $0.30 per share granted under the Company’s 2004 Stock Incentive Plan and grant the holders of such options new options to acquire shares of Common Stock with an exercise price equal to $0.30 per share and covering a proportionately reduced number of shares of Common Stock relative to the existing exercise price, and (ii) offer to the holders of all outstanding options to acquire shares of Common Stock having an exercise price greater than $0.30 granted under the Company’s 1999 Stock Option Plan, the Company’s 1996 Stock Option Plan, or under stock option agreements not subject to any of the Company’s equity incentive plans, the opportunity to cancel such options and receive in exchange therefor new options to acquire shares of Common Stock under the respective plan or under stock option agreements not subject to any of the Company’s equity incentive plans, in each case with an exercise price equal to $0.30 per share and covering a proportionately reduced number of shares of Common Stock relative to the existing exercise price. As a result of these actions, the aggregate number of outstanding options to acquire Common Stock has been reduced from approximately 5.5 million to approximately 2.3 million, or approximately 60% of all vested options. The exercise prices of the cancelled options ranged from $0.31 to $1.32.  The average exercise price has been reduced by approximately 60%, proportionally consistent with the reduction in the number of new options.

All of the outstanding options to acquire shares of Common Stock having an exercise price greater than $0.30 per share were fully vested as of November 2, 2009 and all new options granted to the holders of those options were fully vested as of the date of grant.  The options being granted to any employee of the Company whose employment with the Company will terminate in connection with the closing of the impending sale of the Company’s Law Enforcement Division and who will become an employee of the buyer upon such closing shall be exercisable for up to eighteen (18) months from and after the date of grant.  The remaining options shall be exercisable for up to three (3) years from and after the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: November 4, 2009

	By:	/s/ Thomas J. Colatosti
Thomas J. Colatosti
Chief Financial Officer